UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025

Tamboran Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02    Unregistered Sale of Equity Securities
As previously disclosed, on May 12, 2025, Tamboran Resources Corporation (the “Company”) entered into subscription agreements with certain investors (the “PIPE Investors”) for an aggregate commitment amount of approximately $55.4 million (the “PIPE Investment”), pursuant to which such investors agreed to purchase an aggregate of 3,121,244 shares of common stock of the Company, par value $0.001 per shares (“Common Stock”) at a price of $17.74 per share upon the satisfaction of certain conditions, including, as applicable to certain of the PIPE Investors, approval by the Company’s stockholders.
On May 16, 2025, the first tranche of sales to the PIPE Investors closed and the Company issued 2,180,515 shares of Common Stock in accordance with the terms of the applicable subscription agreements.
On July 16, 2025, the Company held a special meeting of stockholders (the “Special Meeting”), at which the Company’s stockholders considered and approved the second tranche of sales to the remaining PIPE Investors. Pursuant to the terms of the applicable subscription agreements, following the Special Meeting, on July 22, 2025, the second tranche of the PIPE Investment closed and the Company issued 940,729 shares of Common Stock.
Additionally, on July 22, 2025, the Company issued 112,740 shares of Common Stock at a price of $17.74 per share to Macquarie Bank Limited as prepayment for certain fees that will become due under the Performance Bond Facility Agreement between Tamboran (West) Pty Limited, as borrower, Tamboran Resources Pty Ltd, as guarantor, and Macquarie Bank Limited, as lender, dated December 19, 2024.
The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: July 22, 2025	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer